EXHIBIT 4.1


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                                RIGHTS AGREEMENT

                                     Between

                         THE SOUTHERN BANC COMPANY, INC.

                                       and

                         REGISTRAR AND TRANSFER COMPANY
                                (as Rights Agent)

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
                                TABLE OF CONTENTS

Section 1.   Certain Definitions ..............................................1
Section 2.   Appointment of Rights Agent.......................................4
Section 3.   Issue of Right Certificates.......................................4
Section 4.   Form of Right Certificates........................................6
Section 5.   Countersignature and Registration.................................7
Section 6.   Transfer, Split Up, Combination and Exchange of Right Certificate;
             Mutilated, Destroyed, Lost or Stolen Right Certificates...........7
Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights.....8
Section 8.   Cancellation and Destruction of Right Certificate.................9
Section 9.   Reservation and Availability of Common Stock.....................10
Section 10.  Common Shares Record Date........................................11
Section 11.  Adjustment of Purchase Price, Number of Shares or Number
             of Rights........................................................11
Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.......19
Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
             Power............................................................19
Section 14.  Fractional Rights and Fractional Shares..........................22
Section 15.  Agreement of Rights Holders......................................23
Section 16.  Right Certificate Holder Not Deemed a Stockholder................23
Section 17.  Concerning the Rights Agent......................................23
Section 18.  Merger or Consolidation or Change of Name of Rights Agent........24
Section 19.  Duties of Rights Agent...........................................24
Section 20.  Change of Rights Agent...........................................26
Section 21.  Issuance of New Right Certificates...............................27
Section 22.  Redemption.......................................................27
Section 23.  Exchange.........................................................28
Section 24.  Notice of Certain Events.........................................29
Section 25.  Notices..........................................................29
Section 26.  Changes, Deletions, Supplements and Amendments...................30
Section 27.  Successors.......................................................31
Section 28.  Rights of Action.................................................31
Section 29.  Benefits of this Agreement.......................................31
Section 30.  Severability.....................................................32
Section 31.  Determinations and Actions by the Board of Directors.............32
Section 32.  Governing Law....................................................32
Section 33.  Counterparts.....................................................32
Section 34.  Descriptive Headings.............................................33

EXHIBITS
--------

Exhibit A         Form of Right Certificate
Exhibit B         Summary of Rights to Purchase Common Shares

                                RIGHTS AGREEMENT

         RIGHTS AGREEMENT, dated as of July 15, 1999, between The Southern Banc Company, Inc., a Delaware corporation (the "Company"), and Registrar and Transfer Company (the "Rights Agent").

         The Board of Directors of the Company has authorized and declared a dividend of one common stock purchase right (a "Right") for each Common Share (as hereinafter defined), of the Company outstanding as of the Close of Business on August 2, 1999 (the "Record Date"), each Right representing the right to purchase one one-hundredth of a Common Share of the Company upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms (in addition to those defined elsewhere herein) shall have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares then outstanding, but shall not include: (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan to the extent, and only to the extent, of the Common Shares so held, (v) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of Common Shares, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors (PROVIDED that at the time of such approval of the Board there are then in office not less than two Disinterested Directors (as such term is hereinafter defined) and such action or transaction or series of related actions or transactions are approved by a majority of the Disinterested Directors then in office) before such Person otherwise became an Acquiring Person (a "Company-Approved Issuance") or (B) a reduction in the number of issued and outstanding shares of Common Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of Directors (PROVIDED that at the time of such approval of the Board of Directors there are then in office not less than two Disinterested Directors and such transaction or series of related transactions are approved by a majority of the Disinterested Directors then in office); PROVIDED, further, however, that in the event that such Person described in the foregoing clause
(v) does not become an Acquiring Person by reason of subclause (A) or (B) of said clause (v), such Person shall nonetheless become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% of the Common Stock of the Company, unless the acquisition of such additional Common Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of said clause (v), or (vi) any such Person who has reported or is required to report such ownership on Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report), which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired Common Stock in excess of 15% inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, within 45 Days following the date of this Agreement disposes of sufficient shares such that such Person shall be and then remain thereafter a Beneficial Owner of less than 15% of the Common Stock then outstanding; PROVIDED, HOWEVER, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10 Business Day Period. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board upon determination that the criteria set forth in
Section 11(a)(ii)(B) apply to such person.

                  (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

                  (d) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (i) which such Person or any such Person's Affiliates
or Associates beneficially own, directly or indirectly;

                           (ii)  which  such  Person  or  any of  such  Person's
Affiliates or Associates have the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

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
                          (iii)  which  such  Person  or  any of  such  Person's
Affiliates or Associates has the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iv)  which  are  beneficially  owned,   directly  or
indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the "provided, however" clause contained in Section 1(c) (iii)), or disposing of any securities of the Company. Notwithstanding the foregoing, any securities that are owned or held by (i) the Company, (ii) any Subsidiary of the Company,
(iii) any Person pursuant to a Company-Approved Issuance, or (iv) any employee benefit plan of the Company or of any Subsidiary of the Company (and any securities that are owned or held by any Person pursuant to the terms of any such employee benefit plan), shall not be deemed to be beneficially owned by any other Person and no other Person shall be deemed to be the Beneficial Owner of such securities to the extent, and only to the extent, of the securities so held.

                  (e) "Board" or "Board of Directors" means the Board of Directors of the Company.

                  (f) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of Alabama are authorized or obligated by law or executive order to close.

                  (g) "Close of Business" on any given date shall means 5:00 p.m., Gadsden, Alabama time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 p.m., Gadsden, Alabama time, on the next succeeding Business Day.

                  (h) "Common Shares" when used with reference to the Company (specifically or in context) shall mean the shares of common stock, par value $.01 per share, of the Company ("Common Stock"). "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

                  (i) "Company-Approved Issuance" shall have the meaning set forth in Section 1(a) hereof.

                  (j) "Disinterested Director" shall have the meaning set forth in Section 22(d) hereof.

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
                  (k)  "Distribution  Date"  shall have the meaning set forth in
Section 3 hereof.

                  (l) "Final Expiration Date" shall have the meaning set forth in Section 7 hereof.

                  (m) "Person"  shall mean any  individual,  firm,  corporation, incorporated or unincorporated association, limited liability company, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (n)  "Purchase  Price"  shall  have the  meaning  set forth in
Section 7 hereof, as the same may be adjusted from time to time in accordance with the terms of this Agreement.

                  (o)  "Redemption  Date"  shall have the  meaning  set forth in
Section 7 hereof.

                  (p) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange
Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (q)  "Subsidiary"  of any Person  shall mean any  corporation, incorporated or unincorporated association, limited liability company, partnership or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         Certain additional terms used wholly within a subsequent Section of this Agreement shall have the meaning given them in the relevant Section of this Agreement for purposes of such Section.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

         SECTION 3.  ISSUE OF RIGHT CERTIFICATES.

                  (a) Until the earliest to occur of the Close of Business (i) on the tenth Business Day after the Shares Acquisition Date, (ii) on the tenth Business Day after the date of the commencement by any Person (other than the Company, any wholly owned Subsidiary of the Company, any Person holding Common Stock acquired in a Company-Approved Issuance, any employee benefit plan of the Company or of any wholly owned Subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan to the extent such entity is so acting with the approval or consent of the Company) of, or of the first public announcement of the intention of any Person (other than the Company, any Person holding Common Stock acquired in a Company-Approved Issuance, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or of any wholly owned Subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan to

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

the extent such entity is so acting with the approval or consent of the Company or as part of its ordinary activities with respect to any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of 15% or more of the then-outstanding Common Shares, or (iii) on the tenth Business Day after the Board determines, pursuant to the criteria set forth in Section 11(a)(ii)(B) hereof, that a Person is an Adverse Person (the earliest to occur of the events described in clauses
(i), (ii) and (iii) of this paragraph (a) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) solely by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of EXHIBIT A hereto (a "Right Certificate"), evidencing one Right for each Common Share of the Company so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of EXHIBIT B hereto (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date and the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

                  (c) Certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between The Southern Banc Company, Inc. (the "Company") and Registrar and Transfer Company, dated as of July 15, 1999, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain

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
                  circumstances, as set forth in the Rights Agreement, the Rights described therein will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who is, was or becomes an Acquiring Person, an Adverse Person, or any Affiliate or Associate thereof (as those terms are defined in the Rights Agreement) shall become null and void. The Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder of the Rights, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or obtainable.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares that are no longer outstanding. Notwithstanding this subparagraph (c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

         SECTION 4.  FORM OF RIGHT CERTIFICATES.

                  (a) The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be in substantially the form of EXHIBIT A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company and the Rights Agent may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Sections 11, 22 and 23 hereof, the Right
Certificate shall entitle the holder thereof to purchase such number of one-hundredths of a Common Share as shall be set forth therein at the price per one-hundredth of a Common Share set forth therein (the "Purchase Price"), but the number of such one-hundredths of a Common Share and the Purchase Price shall be subject to adjustment as provided herein.

                  (b) Any Right  Certificate  issued pursuant to Section 3(a) or
Section 21 hereof that represents Rights beneficially owned by: (i) an Acquiring Person, an Adverse Person, or any Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person or the Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the

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

Acquiring Person or the Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its President or any Vice President, either manually or by facsimile signature, may have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATE; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Sections 4(b), 7, 11 and 14 hereof, at any time after the Distribution Date, and at or prior to the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(iii) hereof or that have been exchanged pursuant to Section 23 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one-

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

hundredths of a Common Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall endorse and surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identify of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent, subject to Sections 4(b), 7, 11 and 14 hereof, shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7.  EXERCISE  OF RIGHTS; PURCHASE  PRICE;  EXPIRATION  DATE  OF
RIGHTS.

                  (a) The Rights shall become exercisable immediately after the Distribution Date, and only after the Distribution Date, and thereafter, subject to Section 7(c) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the aggregate Purchase Price (or the Alternative Purchase Price, if applicable) with respect to the total number of one-hundredths of a Common Share (or other securities, cash or other assets, as the case may be) as to which such Rights are then exercisable, at any time that is both after the Distribution Date and prior to the earliest of (i) the close of business on July 15, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
Section 22 hereof (the "Redemption Date"), and (iii) the time at which such Rights are exchanged as provided in Section 23 hereof.

                  (b) The Purchase Price for each one one-hundredth of a Common Share pursuant to the exercise of a Right shall initially be $30.00 (the "Purchase Price"), and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased (plus an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with
Section 9 hereof) by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt deliver such cash, property or other securities to or upon the order of the registered holder of such Right Certificate.

                  (d) Except as may be otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the Flip-In Event, as defined in Section 11(a)(ii) hereof, any Rights beneficially owned by (i) an Acquiring Person, an Adverse Person or an Associate or Affiliate of an Acquiring Person or an Adverse Person,
(ii) a transferee of an Acquiring Person or Adverse Person (or of any Associate or Affiliate thereof) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of any such Acquiring Person or Adverse Person (or of any Associate or Affiliate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or Adverse Person or any Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed a certificate contained in the form of election to purchase set forth on the reverse side of the Right
Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate representing Rights purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9.  RESERVATION AND AVAILABILITY OF COMMON SHARES.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares (and, following the time that any person becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (c) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that are payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares (or other securities that may become or be issuable under the terms of this Agreement) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares (or other securities that may become or be issuable under the terms of this Agreement) in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates for Common Shares (or other securities that may become or be issuable under the terms of this Agreement) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

                  (d) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary, to permit the issuance of Common Shares upon the exercise of Rights, to register and qualify such Common Shares under the Securities Act of 1993 or "Blue Sky" laws (to the extent exemptions therefrom are not applicable), cause such registration statement and qualifications to become effective as soon as possible after such filing, and keep such registration statement and qualifications effective (with a prospectus at all times meeting the requirements of the Act) until no longer required to do so under the Act with respect to securities purchasable upon exercise of the Rights. The Company may temporarily suspend, for a period not to exceed ninety (90) days following the Distribution Date, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension of exercisability of Rights referred to in this paragraph, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act of 1933 (if required) shall have been deemed effective.

                  (e) Notwithstanding any provision in this Agreement to the contrary, the Rights shall not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder of the Rights in such jurisdiction, shall not have been obtained or be obtainable, or the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

                  (f) So long as the Common Shares (and, following the occurrence of a Flip-In Event, other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or authorized for quotation on any interdealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuances to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

         SECTION 10. COMMON SHARES RECORD DATE. Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.

          SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of Common Shares that the holder of a Right Certificate is entitled to purchase on the exercise of the Rights evidenced thereby, and the number of Rights outstanding, are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares, or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or at the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock that, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less then the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this
Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                        (ii) Subject to Section 23 of this Agreement, in the event that:

                                    (A) any  Person  shall  become an  Acquiring
Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof or is an acquisition of shares of Common Stock pursuant to a tender offer, or an exchange offer for all outstanding shares of Common Stock of the Company at a price and on terms determined by at least a majority of the Disinterested Directors to be (a) at a price which is fair to stockholders (taking into account all factors which such members of the Board of Directors deem relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders, or

                                    (B) the Board shall declare any Person to be
an Adverse Person, upon a determination by the Board that such Person, alone or together with its Affiliates and Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of a number of Common Shares that the Board determines to be substantial (which amount shall in no event be less than 10% of the then-outstanding Common Shares) and a determination by a majority of the Board who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such Persons as such directors shall deem appropriate, that (a) such Beneficial Ownership by such Person is intended to cause, is reasonably likely to cause, or will cause the Company to repurchase the Common Shares beneficially owned by such Person or to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, by jeopardizing the Company's or its Subsidiaries' authorizations from, or relationships with, federal or state regulators, or impairment of the Company's relationships with customers or its ability to maintain its financial or competitive position) on the business or prospects of the Company to the detriment of the Company's stockholders, then, promptly following the occurrence of any event described in Section 11(a)(ii)(A) or Section 11(a)(ii)(B) hereof (the first occurrence of either such event being referred to herein as the "Flip-In Event"), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one-hundredths of a Common Share for which a Right was theretofore exercisable, such number of Common Shares as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of one-hundredths of a Common Share for which a Right was exercisable immediately prior to the Flip-In Event, and (y) dividing that product (which, following the Flip-In Event, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes under this Agreement) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; PROVIDED, HOWEVER, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof.

                           (iii) In the  event  that the  number  of  shares  of
Common Stock that are authorized by the Company's Certificate of Incorporation (the "Certificate of Incorporation"), but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the "Spread") of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the "Current Value") over (2) the initial Purchase Price (as adjusted in accordance with the foregoing subparagraph (ii)), and (B) with respect to each Right (other than Rights that have become void pursuant to the foregoing subparagraph (ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock that, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares of preferred stock are hereinafter referred to as "Common Stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value that, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally or regionally recognized investment banking firm selected in good faith by the Board of Directors; PROVIDED, HOWEVER, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number of fractions of shares of preferred stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of the Flip-In Event, the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this
Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any "Common Stock equivalent" shall be deemed to equal the current per share market price of the Common Stock. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights, among holders of Rights pursuant to this Section 11(a)(iii).

                           (iv)  Notwithstanding  the  foregoing  or anything in
this Agreement to the contrary, from and after the time any Person becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under this Agreement (including the right to exercise such Rights under any provision of this Agreement) or otherwise.

                           (v) No Right  Certificate shall be issued pursuant to
Section 3 that represents Rights beneficially owned by an Acquiring Person or an Adverse Person; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or an Adverse Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Adverse Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or an Adverse Person shall be canceled.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares and equivalent common shares outstanding on such record date plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and equivalent common shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of Common Shares and equivalent common shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares and equivalent common shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend paid out of earnings or retained earnings or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Common Shares; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

                  (d) (i) Except as otherwise provided herein, for the purposes of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security, taking into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Security is not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted sales price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If the Security is not publicly held or so listed or traded, and no market maker is making, or has made during the relevant period, a market in the Security, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; PROVIDED, HOWEVER, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Common Share or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three
(3) years from the date of the  transaction  that requires such  adjustment,  or
(ii) the date of the expiration of the right to exercise any Rights.

                  (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of this Section 11 with respect to the Common Shares, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one-hundredths of a Common Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-hundredths of a Common Share (calculated to the nearest one ten-thousandth of a Common Share) obtained by (i) multiplying (x) the number of one-hundredths of a share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(a)(i), 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one-hundredths of a Common Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one-hundredths of a Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one-hundredths of a Common Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one-hundredths of a Common Share that were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares or other such shares at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Rights Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of Common Stock, then in such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of

Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

                  (n) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that the Board of Directors in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares, dividends on Common Stock payable in Common Shares, or issuance of rights, options or warrants referred to in Section 11(b) hereafter made by the Company to holders of its Common Shares shall not be taxable to such stockholders.

                  (o) Unless a majority of the Disinterested Directors agree in writing to the contrary, the Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a wholly owned Subsidiary of the Company in a transaction that complies with Section 11(p) hereof), (ii) merge with or into any other Person (other than a wholly owned Subsidiary of the Company in a transaction that complies with Section 11(p) hereof), (iii) effect a share exchange with any other Person or conversion of the Company into another entity (other than with a wholly owned Subsidiary of the Company in a transaction that complies with
Section 11(p) hereof), or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its wholly owned Subsidiaries in one or more transactions, each of which complies with the requirements of this Section), if (x) at the time of or immediately after such consolidation, merger, exchange, conversion or sale, there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such consolidation, merger, exchange, conversion or sale, the stockholders or interest holders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13 hereof, would have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. Nothing in this Section 11 shall be construed to limit or otherwise restrict in any manner the rights of redemption contained in Section 22 hereof.

                  (p) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 22, Section 23 or
Section 26 hereof, take (or permit any Subsidiary to take) any action if, at the time such action is taken, it is reasonably foreseeable that such action will diminish in any material manner or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (q) The failure by the Board to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner of 10% or more of the outstanding Common Stock shall not imply that such Person is not an Adverse Person or limit the Board's right at any time in the future to declare such Person to be an Adverse Person.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with the transfer agent for the Common Stock a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 24 hereof (if so required by Section 24 hereof). The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                  (a) In the event, directly or indirectly at any time after the Flip-In Event, (i) the Company shall consolidate with, merge with and into, or effect a share exchange or conversion with or into any Person, (ii) any Person shall merge with and into the Company or effect a share exchange or conversion with or into the Company, the Company shall be the continuing or surviving corporation in such transaction and, in connection with such transaction, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any Person (including the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that: (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof and payment of the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) in accordance with the terms of this Agreement and in lieu of Common Shares of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable Common Shares of the Principal Party (as defined in Section 13(b) hereof), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the then current per share market price of the Common Shares of the Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such transaction; PROVIDED HOWEVER, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of Common Shares of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with
Section 11(f) hereof to reflect any events occurring in respect of the Common Shares of such Principal Party after the occurrence of such transaction; (B) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such transaction, all the obligations and duties of the Company pursuant to this Rights Agreement; (C) the term "Company," as used in this Rights Agreement, shall thereafter be deemed to mean and refer to such Principal Party;

and (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with this Agreement) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Principal Party thereafter deliverable upon the exercise of the Rights; PROVIDED that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property that such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Shares of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of capital stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

                  The Company shall not consummate any transaction of the type referenced in the first sentence of this Section 13(a) unless prior thereto the Company and the Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement so providing and further providing that, immediately after the date of any such transaction mentioned in this paragraph
(a) of this Section 13, the Principal Party at its own expense will (i) prepare and file a registration statement under the Act with respect to the Rights and any securities purchasable upon exercise of the Rights on an appropriate form, will cause such registration statement to become effective as soon as possible after such filing and will cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until no longer required under the Act with respect to any securities purchasable upon exercise of the Rights; and (ii) qualify or register the Rights and any securities purchasable upon exercise of the Rights, and take all such other action as may be required or as is appropriate, under the securities or blue sky laws of such jurisdictions as may be necessary or appropriate. Unless a majority of Disinterested Directors agree in writing to the contrary, the Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements that, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this
Section 13 shall similarly apply to successive mergers, consolidations, exchanges, conversions, sales or other transfers.

                  (b) "Principal Party" shall mean:

                        (i) in the case of any  transaction described  in (i) or
(ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

                         (ii)  in  the  case  of any  transaction  described  in
(iii) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

PROVIDED, HOWEVER, that in any such case, (1) if the securities of such Person are not at such time or have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the securities of which are and have been so registered, "Principal Party" shall mean such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one other Person, the securities of two or more of which are and have been so registered, "Principal Party" shall mean whichever of such other Persons is the issuer of the securities so registered having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more other Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such Person were a "Subsidiary" of both or all of such other Persons and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct and indirect interests in such Person bear to the total of such interests.

                  (c) Notwithstanding the foregoing or anything in this Agreement to the contrary, from and after the time any Person becomes an Acquiring person, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights, whether under this Agreement (including the right to exercise such Rights under any provision of this Agreement) or otherwise.

                  (d) The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

                  (e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (i) and (ii) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock that complies with that portion of Section 11(a)(ii)(A) relating to a determination by a majority of the Disinterested Directors that such tender offer or exchange offer is fair to the stockholders and otherwise in the best interests of the Company and its stockholders, all as set forth in Section 11(a)(ii)(A) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

         SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Company may in the discretion of its Board of Directors, but shall not be required to, issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, the Board of Directors, in its discretion, may direct the Company to pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would otherwise be issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange, or, if the rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on the American Stock Exchange or any other national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used to determine the current market value of a Right for purposes of this Section 14(a). Notwithstanding anything in this Section 14(a) to the contrary, prior to the Distribution Date, the current market value of the Right for purposes of this
Section 14(a) shall for all purposes hereof be deemed to be zero.

                  (b) The Company may in the discretion of its Board of Directors, but shall not be required to, issue fractional interests in Common Shares (other than fractions that are integral multiples of one one-hundredth of a Common Share) upon exercise of the Rights or distribute certificates that evidence fractional interests in Common Shares (other than fractions that are integral multiples of one one-hundredth of a Common Share). In lieu of fractional interests in Common Shares that are not integral multiples of one one-hundredth of a Common Share, the Board of Directors may, in its discretion, direct the Company to pay to the registered holders of Right Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the current market value of one Common Share. Fractions of Common Shares in integral multiples of one one-hundredths of a Common Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and the depositary selected by it; PROVIDED, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Common Shares represented by such depositary receipts. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         SECTION 15. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares of the Company;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                  (c) the Company and the Rights Agent may deem and treat the Person in whose name any Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         SECTION 16. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or interests therein or any other securities of the Company that may at any time be issuable on the exercise of the

Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, or to exercise preemptive rights (if any), until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 17. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom.

         The Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 19 hereof.

         SECTION 18. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 20 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned, and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such case Certificates shall have the full forces provided in the Right Certificates and in this Agreement.

         SECTION 19. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for the Rights Agent's own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including any Rights that become void pursuant to Section 11(a)(iii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 22 or 23 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board of Directors, President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company (including, without limitation, acting as transfer agent for the Common Shares of the Company) or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or power hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provisions of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         SECTION 20. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation or entity, or an affiliate of such a corporation or entity, organized and doing business under the laws of the United States or of the State of Alabama (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Alabama), in good standing, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by the predecessor Rights Agent hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 20, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 21. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         SECTION 22.  REDEMPTION.

                  (a) The Rights may be redeemed by action of the Board of Directors of the Company at such time, on such basis and with (or without) such conditions as the Board of Directors in its sole and absolute discretion may establish. Notwithstanding anything contained or that may be implied in this Agreement to the contrary, the Rights shall not be exercisable after any Person becomes an Acquiring Person until such time as the Company's rights of redemption hereunder shall have finally expired.

                  (b) The Board of Directors of the Company may, at its option and in its sole and absolute discretion, at any time prior to the close of business on the tenth Business Day after the Shares Acquisition Date, redeem all, but not less than all, the then outstanding Rights at a redemption price of $0.001 (one-tenth of one cent) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with (or without) such conditions as the Board of Directors in its sole and absolute discretion may establish; PROVIDED, HOWEVER, that with respect to any redemption of Rights under either of the circumstances set forth in clauses (i) and (ii) below, the Rights may be redeemed only if there are Disinterested Directors then in office and the Board of Directors of the Company, with the concurrence of a majority of the Disinterested Directors then in office, approve such redemption; (i) such approval occurs at any time after any Person becomes an Acquiring Person, or (ii) such approval occurs at any time after a change (resulting from a proxy solicitation or from a vote of stockholders or in any other manner) in a majority of the directors in office at the commencement of such solicitation, or prior to such vote, if any Person who is a participant in such solicitation or vote has stated (or, if the majority of the directors in office at the commencement of such solicitation or prior to such vote has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would result in the occurrence of an event described in Section 11(a)(ii) hereof. The Company may, at its option, pay the Redemption Price in cash, in Common Shares (based on the current per share market price of the Common Shares at the time of redemption determined pursuant to Section 11(d) hereof) or any other form of consideration deemed appropriate by the Board of Directors of the Company;
PROVIDED that if the Company elects to pay the Redemption Price in Common Shares, the Company shall not be required to issue fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole shares.

                  (c) Notwithstanding the foregoing provisions of this Section 22, the Board may not redeem any Rights following its determination that any Person is an Adverse Person. If, following the occurrence of a Shares Acquisition Date and following the expiration of the right of redemption under
Section 22(b) hereof but prior to the Flip-In Event or the occurrence of any transaction described in clauses (i) through (iii) of Section 13(a) hereof (any one of which is referred to herein as a "Triggering Event"), (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of Common Shares in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, that did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of 10% or less of the outstanding shares of Common Stock, (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i) hereof, who are Acquiring Persons, and (iii) a majority of the Disinterested Directors shall so approve, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 22.

                  (d) "Disinterested Director" shall mean (i) any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or (ii) any successor to a director meeting the requirements of clause (i) of this sentence (a "Prior Director") if such successor is a member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring

Person or of any such Affiliate or Associate, and who was recommended for election or elected to succeed the Prior Director by a majority of the Disinterested Directors then on the Board of Directors of the Company.

                  (e) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (b) of this Section 22, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         SECTION 23.  EXCHANGE.

                  (a) The Board of Directors of the Company may, at its option, at any time after the Flip-In Event, exchange all or any part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of such Flip-In Event (such amount per Right being hereinafter referred to as the "Exchange Consideration"); PROVIDED, HOWEVER, that with respect to any such action by the Board of Directors as to such an exchange, the Rights may be so exchanged only if (i) there are Disinterested Directors then in office, and (ii) the Board of Directors of the Company approves such exchange with the concurrence of a majority of the Disinterested Directors then in office. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 23(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 23(a).

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 23 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) Notwithstanding anything in this Section 23 to the contrary, in the event there shall not be sufficient authorized but unissued Common Shares to permit the exchange in full of the Rights as provided in paragraph (a) of this Section 23, then, in such case, to the extent of such insufficiency, each Right Certificate shall entitle the holder thereof to exchange each Right for the number of Common Shares equal to a fraction, (i) the numerator of which shall be the number of Common Shares authorized as of the Distribution Date, less: (A) the number of Common Shares issued and outstanding as of the Distribution Date, (B) the number of Common Shares reserved for issuance pursuant to stock options, warrants, and other rights to purchase Common Shares from the Company outstanding on the Distribution Date, and (C) the number of Common Shares reserved for issuance by the Company under convertible debentures, preferred stock, or other securities outstanding on the Distribution Date and convertible into or exchangeable for Common Shares; and (ii) the denominator of which shall be the number of Common Shares issued and outstanding as of the Distribution Date, less Common Shares of which an Acquiring Person is the Beneficial Owner.

                  (d) The Company may, but need not be required to, issue fractions of Common Shares or to distribute certificates that evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purpose of this paragraph (d), the current market value of a whole Common Share of the Company shall be the closing price of a Common Share of the Company (as determined pursuant to the second and third sentences of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 23.

         SECTION 24.  NOTICE OF CERTAIN EVENTS.

                  (a) In case the Company  shall propose (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular periodic cash dividend), (ii) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding Common Shares),
(iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% of more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares if any such date is to be fixed, and such notice shall be so given in the case of any action described by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

                  (b) In case  any  event  described  in  Section  11(a)(ii)  or
Section 13 shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11(a)(ii) and Section 13 hereof.

                  SECTION 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                     The Southern Banc Company, Inc.
                     221 South 6th Street
                     Gadsden, Alabama 35901-4102
                     Attention:  President and Chief Executive Officer

Subject to the provisions of Section 20 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                     Registrar and Transfer Company
                     10 Commerce Drive
                     Cranford, New Jersey 07016-3572
                     Attention:  William Tatler

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 26. CHANGES, DELETIONS, SUPPLEMENTS AND AMENDMENTS. For so long as the Rights are then redeemable, the Company in its sole and absolute discretion may (and the Rights Agent shall at the direction of the Company) from time to time change, supplement or amend this Agreement in any respect without the approval of any holders of Right Certificates. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person, an Adverse Person, or an Affiliate or Associate of an Acquiring Person or Adverse Person); PROVIDED, HOWEVER, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and / or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 26, and such supplement or amendment does not change or increase the Rights Agent's duties, liabilities or obligations, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one-hundredths of a Common Share for which a Right is exercisable. Furthermore, the Company may not amend this Agreement following the determination that any Person is an Adverse Person.

         SECTION 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 28. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company).

         SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that notwithstanding the foregoing, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company, with the concurrence of the majority of the Disinterested Directors then in office, determines in its good faith judgment that severing the invalid language from this Agreement would materially and adversely affect the purpose and effect of this Agreement, the right of redemption set forth in Section 22 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

         SECTION 31. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS. For all purposes of this Agreement, Common Shares shall be deemed outstanding when and as actually issued by the Company, but shall not include Common Shares reacquired by the Company in any manner, whether held as treasury shares or canceled. The calculation for the purpose of determining the particular percentage of the outstanding Common Shares of which any Person is the Beneficial Owner shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Disinterested Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors (with, where specifically provided for herein, the concurrence of the Disinterested Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors (with, where specifically provided for herein, the concurrence of the Disinterested Directors) in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons, and (y) not subject the Board of Directors or the Disinterested Directors to any liability to the holders of the Rights.

         SECTION 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State without giving effect to the conflicts of law provisions thereof.

         SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                              THE SOUTHERN BANC COMPANY, INC.



By:   /s/ Gates Little               By:  /s/ James P. Little, Jr.
      -----------------------------       --------------------------------------
       Gates Little                       James P. Little, Jr.
                                          President and Chief Executive Officer


Attest:                              REGISTRAR AND TRANSFER COMPANY



By:  /s/ William J. Saeger           By:  /s/ William P. Tatler
      -----------------------------       --------------------------------------
      William J. Saeger                   William P. Tatler
                                          Vice President

                                                                       EXHIBIT A

                            FORM OF RIGHT CERTIFICATE

Certificate No.  R. _________________                           _________ Rights

         NOT EXERCISABLE AFTER July 15, 2009 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $ 0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                                RIGHT CERTIFICATE

                         THE SOUTHERN BANC COMPANY, INC.

         This  certifies  that  __________________________________________,   or
registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 15, 1999 (the "Rights Agreement"), between The Southern Banc Company, Inc. a Delaware corporation (the "Company"), and Registrar and Transfer Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business (as defined in the Rights Agreement) on July 15, 2009, at the principal offices of the Rights Agent, or at the offices of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of common stock, $0.01 par value (the "Common Shares") of the Company, at a purchase price of $30.00 (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. As provided in the Rights Agreement, the Purchase Price and the number of one-hundredths of a Common Share that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person shall become null and void.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificate of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of interests in Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 (one-tenth of one cent) per Right payable in cash, in Common Shares or other consideration, or (ii) may be exchanged in whole or in part for Common Shares.

         Fractional interests in Common Shares may, but need not, be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate actions, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________ ___, 1999.

ATTEST:                         THE SOUTHERN BANC COMPANY, INC.


_____________________________   By _____________________________________________
Countersigned:                     President and Chief Executive Officer



                                By _____________________________________________

                                Its ____________________________________________

                    FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE  RECEIVED  ___________________________________  hereby sells, assigns and  transfers  unto  __________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

         Dated: _______________, _____.


                                    ____________________________________________
                                    Signature

Signature Guarantee:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

________________________________________________________________________________
                               (To be completed)

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Right Certificate for any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of such Person.

                                    ____________________________________________
                                    Signature

                          FORM OF ELECTION TO PURCHASE

      (To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To: The Southern Banc Company, Inc.

         The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Right Certificate to purchase the Common Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Common Shares (or such other securities) be issued in the name of:

---------------------------------------------
---------------------------------------------
(Please print name and address)

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

----------------------------------------------
----------------------------------------------
(Please print name and address)

Please provide Social Security or other tax identification number: _____________

Dated: _______________, _____.

                                    ____________________________________________
                                    Signature

        (Signature must conform to holder specified on Right Certificate)

Signature Guarantee: Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States acceptable to the Rights Agent and the Company.

--------------------------------------------------------------------------------

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and that after due inquiry and to the best of the knowledge of the undersigned, it did not acquire the Rights evidenced by this Right Certificate for any Person who is, was or subsequently became an Acquiring Person or Affiliate or Associate of such Person.

                                    ____________________________________________
                                    Signature

********************************************************************************

                                     NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alternation or enlargement or any change whatsoever.

In the event the certificate set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                                       EXHIBIT B

                   SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

         On July 15, 1999, the Board of Directors of The Southern Banc Company, Inc. (the "Company") declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, par value $ .01 per share (the "Common Shares"), of the Company. The dividend is payable on August 2, 1999 to the stockholders of record on August 2, 1999 (the "Record Date").

         The Rights become exercisable on the first date after the Distribution Date (as defined below), and not before. Upon the Distribution Date, each Right will initially entitle the registered holder to purchase from the Company one one-hundredth of a Common Share at a price of $30.00 (the "Purchase Price"), subject to adjustment. In addition, under certain events described below, the Rights will entitle the holder to purchase Common Shares of the Company or securities of an acquiring company at a 50% discount. The complete terms of the Rights are set forth in a Rights Agreement, as may be amended from time to time (the "Rights Agreement") between the Company and Registrar and Transfer Company, as Rights Agent (the "Rights Agent").

         Until the Distribution Date:

          (i) the Rights will be evidenced by the outstanding certificates for Common Shares and will be transferred with and only with the Common Share certificates and no separate Right Certificates will be distributed;

         (ii) new certificates for Common Shares issued after the close of business on August 2, 1999 will contain a notation incorporating the Rights Agreement by reference; and

        (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         The Rights will not be exercisable until the Distribution Date and will expire on July 15, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

         Unless previously redeemed, the Rights will separate from the Common Shares and a Distribution Date will be deemed to occur at the earlier of :

          (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares;

         (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the
               consummation   of  which
               would result in a person or group beneficially owning 15% or more of such outstanding Common Shares; or

        (iii) 10 business days after the Board of Directors of the Company declares any person to be an Adverse Person, upon a determination by the Board of Directors that such person, alone or together with its affiliates and associates, has become the beneficial owner of a number of Common Shares that is substantial (which amount shall in no event be less than 10% of the Common Shares then outstanding) and that (a) such person's ownership is intended to cause the Company to repurchase the Common Shares owned by such person or to take other action to provide such person with short-term financial gain where the best long-term interests of the Company and its stockholders would not be served by taking such action at that time or (b) such person's ownership may cause a material adverse impact (including by jeopardizing the Company's authorizations from, or relationships with, federal or state regulators, or impairment of the Company's relationships with customers or its ability to maintain its financial or competitive position) on the business or prospects of the Company to the detriment of the Company's stockholders.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. Except as otherwise determined by the Board of Directors, only Common shares issued prior to the earlier of the Distribution Date or the Expiration Date will be issued with Rights.

         Subject to the right of the Board of Directors to redeem or exchange the Rights (as described below), in the event that

          (i)  the  Board  of  Directors   determines  that  a  10%  or  greater
               stockholder is an Adverse Person, or

         (ii) a person or group of affiliated or associated persons becomes an Acquiring Person (except pursuant to an offer for all outstanding Common Shares that the independent directors determine to be fair to and otherwise in the best interests of the Company and its stockholders - a "Fair Offer"), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive, upon exercise, that number of Common Shares having a market value of two times the Purchase Price of the Right. In other words, the Rights holders other than the Acquiring Person may purchase Common Shares at a 50% discount to their market value.

         In  the event  that, after  any  person  or  group becomes an Acquiring
Person,

          (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or in which the Common

               Shares are changed into or exchanged for stock or other securities of any other person, cash or any other property (other than a merger that follows, and is at the same price as, a Fair Offer), or

         (ii) 50% or more of the Company's consolidated assets or earning power are sold or transferred,

each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will thereupon become void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. In other words, the holders of the Rights will be entitled to purchase common stock of the acquiring person at a 50% discount to its market value.

         At any time after any person or group becomes an Acquiring Person or is determined to be an Adverse Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group that will have become void), in whole or in part, for shares of Common Stock at an exchange ratio of one Common Share per Right (subject to adjustment).

         At any time prior to the close of business on the tenth business day after the public announcement that a person or group has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per right (the "Redemption Price"), which may be paid in cash or with shares of Common Stock or other consideration deemed appropriate by the Board of Directors of the Company. The Company may not redeem the Rights if the Board of Directors has previously declared a person to be an Adverse Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces its beneficial ownership to 10% or less of the outstanding Common Shares in a transaction or series of transactions not involving the Company. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for securities of the acquiring company as set forth above.

         The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to

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

prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the issuance of certain rights, options or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares, with a conversion price less than the then current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued (other than fractions that are integral multiples of one one-hundredth of a Common Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. In addition, a copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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